SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Date of Report (Date of earliest event reported): June 20, 2008

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

ENVIROKARE TECH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-26095	88-0412549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

641 Lexington Avenue, 14th Floor New York, New York	10022

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 634-6333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a material definitive agreement

LRM Industries, LLC, the Company's joint venture company with NOVA Chemicals, Inc., on June 20, 2008 entered into a Loan Agreement with SunTrust Bank that provides for an extension on an existing revolving line of credit for an additional $1.0 million, or $1.55 million in the aggregate, with the line of credit proceeds to be used for general operating purposes.  The agreement generally provides for interest at the rate of LIBOR plus 1.25% with repayments of borrowings, including interest, commencing July 2008.  A copy of the agreement is attached to this document.

Item 7.01 - Other Events

On June 25, 2008, the Registrant issued a press release announcing the entering into of a material definitive agreement by LRM.  The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.  The press release is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company.

Item 9.01 - Financial Statements and Exhibits

Exhibit: 10.1. Material Agreement Facility ($1.55 million) between LRM Industries, LLC and SunTrust Bank, dated June 20, 2008.

Exhibit: 99.1. Envirokare Announces Financing Agreement at LRM Industries, dated June 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 25, 2008	Envirokare Tech Inc.

/s/ George E. Kazantzis

George E. Kazantzis, President, Chief Operating Officer and Principal Financial Officer